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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                 Date of earliest event reported - June 30, 1996




                             Life Re Corporation
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             (Exact name of Registrant as specified in its charter)


        Delaware                         1-11340              01-0437851
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(State or other jurisdiction           (Commission          (IRS Employer
of incorporation)                      File Number)       Identification No.)


969 High Ridge Road, Stamford, Connecticut                     06905
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(Address of principal executive offices)                      (Zip Code)

Registrants telephone number, including area code:        (203) 321-3000

                                Not Applicable
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        (Former name or former address, if changed since last report.)
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Item 5:   Other Events.

               As of June 30, 1996, Life Re Corporation (the "Company"), through its subsidiary Reassure American Life Insurance Company ("REALIC"), completed its acquisition of all the outstanding common stock of Modern American Life Insurance Company ("Modern American") from Bankers Multiple Line Insurance Company ("Bankers"). Also as of June 30, 1996, Western Pioneer Life Insurance Copmpany, previously a subsidiary of Bankers, was merged with and into REALIC.

               Effective as of July 1, 1996, the Company, through its subsidiary Life Reassurance Corporation of America, entered into reinsurance arrangements with Combined Insurance Company of America to reinsure credit life and credit disability insurance policies produced through current and former affiliates of Aon Corporation ("Aon"). In connection with the foregoing, the Company entered into a Consulting and Non-Compete Agreement with a subsidiary of Aon.

               Effective as of July 1, 1996, the Company purchased approximately twenty percent of the common stock of Resource Financial Corporation ("RFC"), a newly organized corporation formed for the purpose of acquiring certain assets and entities owned by subsidiaries of Aon, including Resource Dealer Group, Inc., a former subsidiary of Aon. The remaining stock of RFC is owned by its management. RFC specializes in providing insurance product distribution, administrative and financial services, and comprehensive training and development for the retail automotive industry throughout the United States and Canada.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     LIFE RE CORPORATION



Date:    July 16, 1996               By:   /s/ Chris C. Stroup
                                           ----------------------
                                           Chris C. Stroup
                                           Executive Vice President and
                                           Chief Financial Officer